Exhibit 99.2

May 22, 2020

DTC, Voluntary Reorg Department

Re: Jaguar Health, Inc. Series 2 Warrants (CUSIP: 47010C 128)

Ladies and Gentlemen:

Please be advised that, effective May 22, 2020, pursuant to Section 5(l) of the Series 2 Common Stock Purchase Warrants of Jaguar Health, Inc. (the “Series 2 Warrants”), the Exercise Price for the Series 2 Warrants has been adjusted to $0.49 per share of common stock, par value $0.0001 per share (“Common Stock”). Please note that all exercises resulting in fractions are to be, at the Company’s election, either settled with a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or rounded up to the next whole share.

[Signature Page Follows]

Jaguar Health, Inc. • 201 Mission Street, Suite 2375 • San Francisco, CA 94105

Tel: +1 (415) 371-8300 • Fax: +1 (415) 371-8311 • https://jaguar.health

Sincerely,

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte

Lisa A. Conte
President and Chief Executive Officer

RECEIVED AND ACKNOWLEDGED:

American Stock Transfer & Trust Company, LLC

By:

Name:
Title:

[SIGNATURE PAGE TO COMPANY ORDER TO WARRANT AGENT]